UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☐ Definitive Proxy Statement

☒ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒  No fee required

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VERTEX ENERGY, INC.		CONTROL ID:
REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for the Annual Meeting of Stockholders
	DATE:	June 6, 2023
	TIME:	10:00 a.m. Houston time
	LOCATION:	1331 Gemini, Suite 250, Houston, Texas 77058
HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/VTNR and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.
This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/vtnr

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before May 20, 2023.

you may enter your voting instructions at https://www.iproxydirect.com/vtnr until 11:59 pm eastern time June 5, 2023.

Proposals to be voted on at the meeting are listed below, along with the Board of Directors’ recommendations: The Board of Directors recomends that you vote FOR the following proposal:

1.     The election to Vertex Energy, Inc.’s Board of Directors of the six nominees named in the proxy statement.

The Board of Directors recomends that you vote FOR the following proposal:

2.     To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2023.

The Board of Directors recomends that you vote AGAINST the following proposal:

3.     A Shareholder proposal to require election of directors by a majority of votes cast at an annual meeting.

Other business as may property come before the annual meeting and postponement(s) or adjournment(s) thereof may be transacted at the meeting.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Annual Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on April 24, 2023 as the record date for the determination of stockholders entitled to receive notice of the Annual Meeting and to vote the shares of our common stock and preferred stock, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.
Please note - This is not a Proxy Card - you cannot vote by returning this card

Vertex Energy, Inc.	FIRST-CLASS MAIL
SHAREHOLDER SERVICES	US POSTAGE
1 Glenwood Avenue Suite 1001	PAID
Raleigh NC 27603	RALEIGH NC
PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important